Exhibit 32.1

Certification of Chief Executive Officer Pursuant to
Rule 13a-14(b)/15d-14(b) of the Securities Exchange Act of 1934
and 18 U.S.C. Section 1350

I, Paul McCormick, Chief Executive Officer of the Company, certify pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and, 18 U.S.C. Section 1350, that:

(1)	The Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006 complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 780(d)); and

(2)	The information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 4, 2006	By: /s/ Paul McCormick __________________________________________ Paul McCormick President and Chief Executive Officer